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                                                                   EXHIBIT 23.9

                                   CONSENT


         The undersigned consents to being named in this Registration Statement on Form S-4 as a person who is about to become a director of the Registrant.


September 27, 1997


                                       /s/ S. KENT ROCKWELL
                                       ------------------------------
                                       S. Kent Rockwell